                                   EXHIBIT 11

                      CAMBREX CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                                 (in thousands)

                                                                               Three months ended           Six months ended
                                                                                    June 30,                    June 30,
                                                                               1997          1996          1997          1996
                                                                            -------       -------       -------       -------

Income applicable to common shares:

    Primary earnings ................................................       $ 8,852       $ 7,528       $16,300       $13,725
                                                                            =======       =======       =======       =======

    Fully diluted earnings ..........................................       $ 8,852       $ 7,528       $16,300       $13,725
                                                                            =======       =======       =======       =======


Weighted average number of common shares and common share equivalents outstanding during the period*:

        Common Stock ................................................        11,752        11,600        11,745        11,541
        Stock Options ...............................................           265           260           261           300
                                                                            -------       -------       -------       -------
    Shares outstanding - primary ....................................        12,017        11,860        12,006        11,841


        Additional stock options ....................................            20            25            21            36
                                                                            -------       -------       -------       -------

    Shares outstanding - fully diluted ..............................        12,037        11,885        12,027        11,877
                                                                            =======       =======       =======       =======


*Share and per share data reflect adjustments for a three-for-two stock split in the form of a 50% stock dividend paid in July, 1996.


                                     - 16 -